SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            July 30, 1999
                            Date of Report
                  (Date of Earliest Event Reported)

                      SOUTH BEACH CONCEPTS, INC.
        (Exact Name of Registrant as Specified in its Charter)

                   5969 Cattleridge Road, Suite 201
                       Sarasota, Florida 34232
               (Address of principal executive offices)

                             941/377-7225
                    Registrant's telephone number

                   WESTFORD ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                    Former name and former address

      Florida                                   0-24839
      (State or other                           (Commission
      jurisdiction of                           File Number)
      incorporation

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      (a) Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 15, 1999 between Westford Acquisition Corporation, a Delaware corporation, and South Beach Concepts, Inc., a Florida corporation, all the outstanding shares of common stock of Westford Acquisition Corporation were exchanged for shares of common stock of South Beach Concepts, Inc. ("South Beach Concepts" or the "Company") in a transaction in which South Beach Concepts was the surviving company.

      The Merger Agreement was adopted by the unanimous consent of the Board of Directors of Westford and approved by the unanimous consent of the shareholders of Westford on April 15, 1999. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of South Beach and by the consent of the shareholders of South Beach on April 15, 1999. The Merger Agreement was effected on July 30, 1999.

      Prior to the merger, Westford had 4,650,000 shares of common stock outstanding which shares were exchanged on a one-for-one basis for shares of common stock of South Beach. Prior to the effectiveness of the merger, South Beach had an aggregate of 10,953,650 shares outstanding held by more than 300 shareholders. Upon effectiveness of the merger South Beach issued 4,650,000 shares of its common stock to the holders of the outstanding common stock of Westford resulting in an aggregate of 15,603,650 shares of common stock outstanding. Upon effectiveness of the merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, South Beach became the successor issuer to Westford Acquisition Corporation with its common stock deemed registered under Section 12g of the Securities Exchange Act of 1934.

      The officers of South Beach Concepts, Inc. are the same as the former officers of Westford Acquisition Corporation. See "Management" below. Three of the four directors of South Beach Concepts, Inc. are the same as the three directors of Westford. South Beach Concepts has adopted the by-laws of Westford Acquisition Corporation.

      A copy of the Merger Agreement and amendment thereto is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

      (b) The following table contains information regarding the shareholdings of South Beach Concepts' current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                               Amount of Common         Percent of
                               Stock Beneficially       Common Stock
Name                           Owned (1)                Beneficially Owned(2)

Thomas N. Burnham (3)             7,930,085                 67.65%
Director, President
5125 Willow Leaf Drive
Sarasota, Florida 34232

Pamela H. Burnham (4)                     0                    0%
Director, Vice President,
Treasurer
5125 Willow Leaf Drive
Sarasota, Florida 34232

Keith Pratt, Director (5)            102,650                   *
4075 Joanne Court
Ann Arbor, Michigan 48103

Michael R. Hicks                     15,000                       *
217 Balboa Street
Irving, Texas 75062

All directors and                  8,047,735                  68.13%
executive officers as
a group (4 persons)

South Beach Concepts Plc (6)       4,730,000                  29.8%
29 Albermarle Street
London, England W1X 3FA

Texas International
  Group, Inc. (7)                   860,000                   18.3%
5969 Cattleridge Boulevard
Suite 201
Sarasota, Florida 34232

Mosby Investments, Inc.(8)        2,629,333                   29.8%
5969 Cattleridge Boulevard
Suite 201
Sarasota, Florida 34232

Eric Wortham                        811,562                    5.1%
306 Lockmoor
Collinsville, Illinois 62234

*      Less than 1% percent

1. Based upon 15,885,290 outstanding shares of common stock (subsequent to the effectiveness of the merger South Beach has issued 281,640 shares of its common stock).
2. Assumes exercise of warrants, options or other rights to purchase securities held by the named shareholder exercisable within six months of the date hereof.
3. The 7,930,085 shares includes 3,481,562 shares of common stock which Thomas N. Burnham directly and 4,448,523 of which he may be deemed to be the beneficial owner or having voting control including 2,629,333 shares owned by Mosby Investments, Inc., 860,000 shares owned by Texas International Group, Inc., 245,787 shares owned by Dallas Investment Group, Inc., 698,415 shares owned by Sarasota Investment Group and 14,988 shares owned by SBC World Ventures.

      The percentage of stock beneficially owned assumes exercise of warrants to purchase 8,710,000 shares of common stock of which 8,500,000 have an exercise price of $.0001 for an exercise period of twelve months of which Thomas N. Burnham owns 3,000,000 directly and may be deemed to be the beneficial owner of the 3,000,000 owned by Mosby Investments, Inc. and the 2,500,000 owned by Texas International Group, Inc., over which he has voting control and 210,000 warrants exercisable at exercise price of $1.25 until December 31, 1999 increasing to $2.00 until June 30, 2001 per share exercisable for an exercise period of twelve months from the date of grant thereof.

4.    Pamela Burnham is the spouse of Thomas Burnham.
5. Includes 5,000 shares of common stock owned directly and 97,650 shares owned by SBC Pratt Group of which Keith Pratt may be deemed to be the beneficial shareholder.
6. South Beach Concepts Plc is a public company in the United Kingdom whose shares are traded on the Alternative Investment Market of the London Stock Exchange.
7. The percentage of stock beneficially owned includes the 860,000 shares of common stock and warrants to purchase 2,500,000 shares of common stock over which Thomas N. Burnham has voting control and may be deemed to be the beneficial owner.
8. The percentage of stock beneficially owned includes 2,629,333 shares of common stock and warrants to purchase 3,000,000 shares of common stock of which Thomas N. Burnham may be deemed to be the beneficial owner.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

      (a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between Westford Acquisition and South Beach Concepts. On June 15, 1999, Westford Acquisition Corporation acquired Baja Food Concepts as a wholly owned subsidiary through a stock-for-stock exchange. A Form 8-K was filed on June 18, 1999 reporting that acquisition. The officers and directors of Baja Food Concepts are also the primary officers and directors of South Beach Concepts and the majority shareholder of Baja Food Concepts, Thomas Burnham, is a principal shareholder of South Beach Concepts.

      In evaluating South Beach Concepts as a candidate for the proposed merger, Westford used criteria such as the value of the assets of South Beach, its business operations, its business name and reputation, its compatibility with the business and assets of Westford's operating subsidiary, Baja Food, and the business potential of South Beach Concepts. The Registrant determined that the consideration for the merger was reasonable.

      (b) South Beach Concepts intends to continue development of fast food themed restaurant business and to further franchise operations of its fast food restaurant concept, incorporating the themed restaurant of Baja Food, Cisco & Pancho.

BUSINESS

      Through its wholly-owned subsidiary, Baja Food Concepts, Inc., the Company operates a themed fast food restaurant, "Cisco & Pancho", located in Sarasota, Florida. Cisco & Pancho specializes in gourmet burritos, tacos and empanadas served with homemade salsa.
 The store colors and design have Mexican accents and blend with both the South Beach and Pizza World designs making it compatible for dual and triple concept properties. During peak hours, a Cisco & Pancho restaurant requires approximately three to five employees. The Cisco & Pancho restaurant opened in February, 1999, and has not yet had significant operations. Management anticipates that it will open additional Cisco & Pancho restaurants and intends to begin franchise development of Cisco & Pancho restaurants in 1999. Baja Food Concepts has commenced preparation of documentation required to franchise the Cisco & Pancho system and anticipates that franchise development will begin in 1999.

      South Beach Concepts, Inc. was incorporated under the laws of the State of Florida in July 1998. In August 1998, the Company acquired South Beach Cafe, Inc. and Pizza World International, Inc., the United States subsidiaries of South Beach Concepts, Plc, from that company in exchange for 10,000,000 of its shares of common stock.

      Through its subsidiaries, South Beach Concepts develops, operates and franchises take-out and eat-in restaurants with specific and consistent themes, logos, and menus (i.e. "chains") and roasts, produces and markets coffee beans and teas. It has two theme restaurant chains, Pizza World Gourmet Pizza and South Beach Cafe. These restaurants are operated by operating subsidiaries of the Company's subsidiaries or by third party franchisees.

SOUTH BEACH CAFE

      South Beach Cafe, Inc., a wholly owned subsidiary of South Beach Concepts, Inc., owns and operates three restaurants under the trademark, "South Beach Cafe" in Sarasota, Florida. Two of the stores are operated under one roof with a company owned Pizza World (a "Dual Branded Store") and the third operates under one roof with Pizza World and Cisco & Pancho (a "Triple Branded Store"). Through its subsidiary, South Beach Cafe franchises South Beach Cafe restaurants.

      Concept and Menu

      South Beach Cafes operate as casual sit-down, eat-in cafes serving premium coffee and espresso drinks, fresh fruit smoothies and vegetable drinks, bagels, cream cheese spreads, croissants, gourmet sandwiches, frozen yogurt, soups, salads, fresh pastries and other baked goods. South Beach Cafes utilize an art deco design and colors reminiscent of the art deco architecture of South Beach, Miami, Florida. Some of the cafes also offer Internet access capability. The ease of preparation of the offered foods results in a small number of required employees, approximately 3 to 5 in peak times, and a lower per store overhead.

Franchise Program

      South Beach Cafe, through its wholly owned subsidiaries, owns offers both area development and single store franchising. A development agreement grants a franchisee the right to establish multiple South Beach Cafes within a specified geographic area at specific locations designated in separate franchise agreements pursuant to a development schedule. A franchise agreement governing the construction and operation of the first store is executed concurrently with the development agreement. All store locations must be approved. Single store franchise agreements are granted to individuals or entities with demonstrated financial ability for the establishment and operation of a single store at a specified location.

Currently there are no franchised stores open and operating. However, the Company has entered into agreements that provide for the opening of 11 franchised stores. There is no assurance that these stores will open or if opened that they will be successful.

Franchise Term, Fee and Royalty

The initial term of a franchise agreement is ten years and is renewable for one additional ten-year term. Franchisees pay a nonrefundable development fee computed by multiplying the number of stores to be opened pursuant to the development agreement by $5,000.
 As each franchise agreement for each individual store to be opened is executed, $5,000 is credited toward the initial franchise fee of $18,500 for that individual store. Franchisees pay a royalty fee of 4% of net sales of the store, which under certain circumstances, may be increased to 5%.

Designated Suppliers

In order to maintain the uniformity of all South Beach Cafes and to insure food quality and consistency, franchisees must operate their stores in accordance with South Beach Concepts' proprietary business techniques, systems, policies and procedures. Franchisees are required to follow standards and specifications established by South Beach Concepts with respect to food products, ingredients, packaging, advertising, supplies, equipment, computer hardware and software, fixtures, furnishings and other items used in the operation of the store. To enable the franchisees to obtain superior equipment, supplies, food and beverage products that are not otherwise available to individual franchisees and to benefit from reduced prices and more efficient and timely deliveries based on the leverage gained from increased buying power, South Beach Concepts reserves the right to designate approved suppliers for specific items required in the operation of a store. Cafe Society Coffee Co., a subsidiary of South Beach Concepts is a designated supplier of coffee and related products.

      Support and Training

When a franchisee develops a store, South Beach Concepts must first approve the site, the plan, the construction and equipment specifications, design specifications and decor and hardware specifications. The principal operator and/or store managers receive comprehensive classroom and hands on training at South Beach
Concepts' training facility and at a company owned store.   South
Beach Concepts assists the franchisee with the grand opening of the store and provides ongoing marketing support. Upon opening, South Beach Concepts provides in-store assistance and continuing systems support and training.

PIZZA WORLD GOURMET PIZZA

Pizza World International, Inc., a wholly owned subsidiary of South Beach Concepts, Inc., owns and operates, under the trademark "Pizza World Gourmet Pizza" and "Pizza World" restaurants (collectively referred to as "Pizza World") three Pizza World stores in Sarasota, Florida. Two of the stores are located in Dual Branded Stores with South Beach Cafe and the third operates in a Triple Branded Store with South Beach Cafe and Cisco & Pancho. Through its subsidiary franchises Pizza World stores.

      Concept and Menu

      Pizza World offers gourmet and traditional pizzas for carry-out, delivery and, in certain stores, seat-down capacity. The speciality gourmet pizza menu ranges from the "Bacon Cheeseburger American" with a mustard glaze to the "Grecian Gourmet" combining feta cheese, black olives, spinach, green peppers and tomatoes on a bed of mozzarella with red sauce. The pizzas are made from freshly baked dough with homemade pizza sauce and a choice of over thirty toppings. The menu also features calzones, fresh oven baked sub sandwiches, salads and garlic or cheese breads. The restaurants have a red and green color scheme and logo. During peak hours, a Pizza World restaurant requires approximately 6 to 8 employees.

      Franchise Program

      Pizza World International offers both area development and single store franchising. A development agreement grants a franchisee the right to establish multiple Pizza World stores within a specified geographic area at specific locations designated in separate franchise agreements pursuant to a development schedule. A franchise agreement governing the construction and operation of the first store is executed concurrently with the development agreement.
 All store locations must be approved by South Beach Concepts or its subsidiary. Single store franchise agreements are granted to individuals or entities with demonstrated financial ability for the establishment and operation of a single store at a specified location.

      Currently there are 13 franchised stores open and operating in Florida, Illinois and Missouri. There are also development agreements and franchise agreements that provide for the opening of 17 additional franchised stores. There is no assurance that stores will open or if opened that they will be successful.

      Franchise Term, Fee and Royalty

      The initial term of a franchise agreement is ten years and is renewable for one additional ten-year term. Franchisees pay a nonrefundable development fee computed by multiplying the number of stores to be opened pursuant to the development agreement by $5,000.
 As each franchise agreement for each individual store to be opened is executed, $5,000 is credited toward the initial franchise fee of $18,500 for that individual store. Franchisees pay PWIFC a royalty fee of 4% of net sales of the store, which under certain circumstances, may be increased to 5%.

      Designated Suppliers

      In order to maintain the uniformity of all Pizza World stores and to insure food quality and consistency, franchisees must operate their stores in accordance with South Beach Concept's or subsidiary's proprietary business techniques, systems, policies and procedures. Franchisees are required to follow standards and specifications established by South Beach Concepts with respect to food products, ingredients, packaging, advertising, supplies, equipment, computer hardware and software, fixtures, furnishings and other items used in the operation of the store. To enable the franchisees to obtain superior equipment, supplies, food and beverage products that are not otherwise available to individual franchisees and to benefit from reduced prices and more efficient and timely deliveries based on the leverage gained from increased buying power, South Beach Concepts reserves the right to designate approved suppliers for specific items required in the operation of a store.

      Company Support and Training

      When a franchisee develops a store, South Beach Concepts or subsidiary must first approve the site, the plan, the construction and equipment specifications, design specifications and decor and hardware specifications. The principal operator and/or store managers receive comprehensive classroom and hands on training at South Beach Concept's training facility and at a company owned
store.   South Beach Concepts or its subsidiary assists the
franchisee with the grand opening of the store and provides ongoing marketing support. Upon opening, South Beach Concepts provides in-store assistance and continuing systems support and training.

CURRENT OPERATIONS COMPANY STORES

      South Beach Cafe. The initial two company South Beach Cafes were opened in Lansing, Michigan, in February, 1995 and June, 1996. One of these cafes was closed in 1998 when the mall in which it was located was closed for renovation. Management intends to reopen such store in a larger 4,200 square foot facility in the new mall as a "triple-concept" unit combining under one roof and one management system a South Beach Cafe, Pizza World and Cisco & Pancho restaurant sharing the same services and staff. With the development of its larger "triple-concept" store, management determined to close the other Lansing, Michigan South Beach Cafe.

      South Beach Cafe, Inc., through its subsidiary, opened three company South Beach Cafes in the Sarasota, Florida, area, in May, 1997, February, 1999 and March, 1999. Two of these stores are dual-branded concept stores (the stores opened in May, 1997 and March, 1999) offering both the South Beach Cafe and a Pizza World Gourmet Pizza store sharing services and staff and providing more extensive variety to customers. The third cafe (opened in February,
1999) was opened as a triple-branded concept store housing the South Beach Cafe, Pizza World and a Cisco & Pancho facility. Through its subsidiary, South Beach Cafe Inc. has three Pizza World restaurants in Sarasota, Florida. Two of these stores are part of dual-concept units and the third is a part of the triple-concept unit described
above.   South Beach Concepts' wholly-owned subsidiary, Baja Food
Concepts, Inc., operating under the name Cisco & Pancho, has opened one company store which is part of the triple-concept unit located in Sarasota, Florida described above.

Cafe Society Coffee Company. The Cafe Society Coffee Company is a Dallas, Texas, wholly-owned subsidiary of the South Beach Concepts which roasts and packages high-end specialty coffees which are sold and distributed under its own label and private labels. The Cafe Society Coffee Company offers a full line of specialty coffees including varietals, blends, flavored, organic and naturally flavored coffees as well as specialty teas, gourmet syrups and hot chocolates. All Cafe Society Coffee Company coffees are produced in its own roasting facility. Green coffee beans are purchased from select brokers and roasting, packaging and shipping is completed in-house. The roasting equipment consists of a 60 kilo Sasa Samiac roaster and a 12 kilo Sasa Samiac roaster utilizing an air roast method with a current capacity of approximately 1.2 million pounds per year. Coffee is packaged for commercial and consumer use.

Trademarks

Through its listed subsidiary, South Beach Concepts owns all the right, title and interest in and to the following marks, which are the primary trademarks, service marks, names, logos and symbols used by it to identify the business and are registered with the United States Patent and Trademark Office on the principal register:

     South Beach Cafe, Inc.:  Registration #2,024,465, 12/17/96,
                                 mark: South Beach Cafe and design
                              Serial #75/359,009, 9/18/96, mark: design

     Pizza World Gourmet Pizza:
                          Registration #2,018,274, 11/7/95, mark:
                              Pizza World Gourmet Pizza and design
                          Registration #2,066,993, 6/3/97, mark: Amore Roma Registration #2,066,994, 6/3/97, mark: Ciao Bella Registration #2,066,997, 6/3/97, mark: Americana Registration #2,069,389, 6/10/97, mark: Aloha Makana Registration #2,069,390, 6/10/97, mark: Taste of
                              Chicago
                          Registration #2,069,399, 6/10/97, mark: Le Gardeaux

    Cafe Society Coffee Company:
                          Registration #1,902,906, 7/4/95, mark: Cafe Society Registration #1,903,188, 7/4/95, mark: Cafe Society Registration #1,964,097, 3/26/96, mark:
                          Cafe Society (design)
                          Registration #1,989,726, 7/30/96, mark:
                          Cafe Society Coffee Company (design)

        Baja Food Concepts, Inc. has filed an application to register the trademark Cisco & Pancho.

  DUAL/TRIPLE BRAND STORES

        South Beach Concepts believes that situating two or more of its theme Restaurants under one roof will attract more customers and will reduce costs. South Beach Concepts operates one "Dual-Branded" restaurant (two different theme restaurants under one roof) consisting of South Beach Cafe and Pizza World and one "Triple-Branded" Restaurant (three different theme restaurants under one roof) consisting of South Beach Cafe, Pizza World, and Cisco & Pancho. The dual and triple brand restaurants provides for combining the operating systems of the restaurants and reduces duplication of certain operations. Because the prime rush hours of each theme restaurant are not the same, the multi-branding concept allows for better utilization of the leased premises with less down time, increases the productivity of the staff which can be crossed train to reduce the number of employees needed in each restaurant, and allows for sharing equipment thereby reducing the total equipment package cost. In addition, customers are more likely to visit one site offering more than one food option type.

  TRAINING FACILITY

        A training facility for all the restaurant concepts is located next to South Beach Concept's first triple concept store in Sarasota, Florida. The facility is used to orient and provide comprehensive training for operators and franchisees in a classroom setting. Classes focusing on policy and operational procedures are conducted by South Beach Concepts staff. Classroom instruction and written materials instruct the Franchisee in local store marketing, computer operations, delivery, food preparation, daily management, staff hiring and training, inventory management and business management. The proximity to the triple concept company store will allow trainees not only the opportunity to observe an operating store "in action", but to get "hands-on" training in that store.

  PROPERTY

               South Beach Concepts, Inc. maintains its administrative offices at 5969 Cattleridge Boulevard, Suite 201, Sarasota, Florida 34232 under a monthly lease of approximately
  $4,880 per month for approximately 4,000 square feet.
  MANAGEMENT

  Name                                Age                  Title

  Thomas N. Burnham                   52       President,  Director

  Pamela H. Burnham                   52       Vice President, Director

  Keith Pratt                         56       Director

  Michael R, Hicks                    40       Director

               THOMAS N. BURNHAM is the President, director and shareholder of South Beach Concepts, Inc. and an officer of its subsidiaries, including Baja Food Concepts, Inc. and South Beach Cafe, Inc. From April, 1996 until April, 1999, Mr. Burnham was Chairman and Chief Executive Officer of South Beach Cafe, Plc (London, England) and from November, 1996 to December, 1998, he
  was a director of South Beach Cafe-London, Ltd.   Mr. Burnham
  also serves a director, president and has voting control of the following entities: Burnham International Group, Inc., Sarasota Investment Group, Inc., Dallas Investment Group, Inc., International Restaurant Concepts, Inc., London Ventures, LC, Mosby Investments, Inc., Texas International Group, Inc., The Northgate Group, L.C., 100 Degrees East, Inc., Thomas N. Burnham Associates, Inc., and International Franchise Group, Inc.

        From October, 1993 to August, 1994, Mr. Burnham was president and director of Clucker's International Franchise Corporation, Miami, Florida; from October, 1990 to May, 1993, Mr. Burnham was president and director of Ho-Lee-Chow, Inc., Ann
  Arbor, Michigan.   Mr. Burnham served in the following
  capacities for Domino's Pizza International, Inc.: Executive Vice President, December, 1989 to May, 1990; Vice President, Administration and Development, May, 1989 to May, 1990; Director, June, 1986 to May, 1990; and General Counsel from September, 1986 to May, 1990. From September, 1984 to September, 1986, Mr. Burnham served as outside General Counsel for Domino's Pizza International, Inc. Mr. Burnham has been the principal of the law firm of Thomas N. Burnham International Law Offices from January 1990 to the present. Mr. Burnham received his Bachelor of Business Administration degree in 1969, a Masters in Business Administration in 1970 and a Juris Doctor in 1973 from the University of Michigan, Ann Arbor, Michigan. Mr. Burnham currently serves as Program Director of Franchising and Entrepreneurism at the University of Dallas and is the founder and director of the Institute of International Enterpreneurship.

        PAMELA H. BURNHAM has served as Vice President, Treasurer and a director of South Beach Concepts, Inc. since its inception in July, 1998 and serves as an officer of several of its subsidiaries. From April, 1996 to April, 1999, Ms. Burnham served as a director of South Beach Cafe, Plc (London, England).
   She also served as a director for South Beach Cafe-London., Ltd. from November, 1996 to December, 1998. Ms. Burnham also serves a director and vice president of the following entities:
  Burnham International Group, Inc., Sarasota Investment Group, Inc., Dallas Investment Group, Inc., International Restaurant Concepts, Inc., Mosby Investments, Inc., Texas International Group, Inc., 100 Degrees East, Inc., Thomas N. Burnham Associates, Inc., and International Franchise Group, Inc.

        From October, 1993 to August, 1994, Ms. Burnham was a Franchise Sales Consultant for Clucker's International Franchise Corporation, Miami, Florida. From February, 1991 through May, 1993, she was Vice President of Ho-Lee-Chow, Inc., Ann Arbor, Michigan. Ms. Burnham was President of International Pizza Ventures, Inc. Toronto, Canada from October, 1989 through February, 1991. She served as Director of Real Estate for Domino's Pizza International, Inc. from August, 1989 to May, 1990. Ms. Burnham attended Crowan College in North Carolina from 1965 to 1967 and University of California at Los Angeles in 1979.

        KEITH PRATT serves as a director of South Beach Concepts. Mr. Pratt was one of the founders of South Beach Cafe, Inc. and has served as a consultant to it in the areas of restaurant and office site selection, lease negotiation, store design, software and implementation since its inception. From 1976 to present, Mr. Pratt has been a commercial real estate broker with Gary Lillie & Associates, Inc. located in Ann Arbor, Michigan. Mr. Pratt also serves as the president of Cafe Development Group, founded in 1996 a consulting firm that assists in restaurant site selection, design, equipping and staffing. Mr. Pratt received his Bachelor of Science in Engineering from the University of Michigan in 1969.

        Michael R. Hicks, M.D., serves as a director of South Beach Concepts. Dr. Hicks is President of Pinnacle Anesthesia Consultants, PA, a two hundred-member single specialty medical practice in Dallas, Texas and is also a practicing
  anesthesiologist.   In addition, Dr. Hicks is a principal and
  officer of Hicks-Rosengarden Investments, a publisher of regional specialty publications including Avidgolfer. He is currently a member of the Board of Directors of the Texas Society of Anesthesiologists. Prior to the formation of Pinnacle Anesthesia Consultants, PA, Dr. Hicks served as President of DFW Anesthesia Associates, PA from 1995 until 1996 and as Managing Partner of Anesthesia Consultants of Irving prior to 1995.

        Dr. Hicks received a BA in Chemistry and an MD degree from West Virginia University in 1981 and 1985 respectively. He completed a residency in anesthesiology in 1989 at the University of Texas Southwestern Medical School where he also served as Chief Resident. Dr. Hicks is currently completing an MBA at the University of Dallas.

  RELATED TRANSACTIONS

        Thomas N. Burnham, President and director of South Beach
  Concepts is the principal of the law firm of Thomas N. Burnham
  International Law Offices and performs legal services for South
  Beach Concepts, Inc. and its subsidiaries.

  RISK FACTORS

        OPERATING LOSS. Revenues from operations to date have not been sufficient to cover the costs of such operations and the Company has borrowed funds to maintain its operations. The Company's ability to develop operations is dependent upon its ability to sell its franchise stores and to operate its company store at a profit. If the Company is unable to sell sufficient franchise stores or to operate its company store at a sufficiently profitable level, the Company will need to raise additional capital through the placement of its securities or from other debt or equity financing. If the Company is not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that the Company will be able to continue to operate.

        LIMITED OPERATING HISTORY. The Company has a limited history of operations and to date has not been profitable. The Company's operations are subject to all the risks inherent in the establishment of a relatively new business enterprise.
  There can be no assurance that future operations will be profitable. The Company's operations are in part dependent on the establishment of, and profitability of new restaurants. Revenues and profits of the Company, if any, will depend upon various factors, including market acceptance of the Company's concepts, attractiveness and quality of the menu, restaurant service, location of the restaurants and general economic conditions. The growth of the Company will depend on a number of factors, including the availability of suitable locations, the negotiation of favorable lease or site acquisition terms, the identification, training and retention of skilled management personnel and franchisees, the availability of adequate capital, general economic and business conditions, and others, some of which are beyond the control of the Company. There is no assurance that the Company will achieve its expansion goals.
  The failure to achieve such goals would have an adverse impact on the Company.

          DEPENDENCE ON FRANCHISEES. The Company anticipates that it will realize a portion of its revenues from franchise fees, including the initial franchise fees and continuing royalty payments. If franchisees encounter business or operational difficulties, revenues from royalties and supplies sales would be adversely affected. Such difficulties would also negatively impact the Company's ability to sell new franchises. Consequently, the Company's financial prospects are significantly related to the success of its franchised stores, over which it has limited direct operational control. There can be no assurance that the Company will be able to successfully attract new franchisees or that franchisees, if any, will be able to successfully operate stores.

          FRANCHISE COMPETITION. The competition to sell franchises is very intense and the Company will have to compete against many well-established, better-known and better financed companies selling franchises. Potential franchisees will compare the costs and benefits offered by the Company's franchise program against those offered by other franchise companies which may have been in business longer and shown consistent positive economic returns. The market for selling the franchises is limited and the Company may suffer adverse consequences from its possible inability to attract new franchisees.

          FRANCHISE REGULATIONS. The Company will be subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on non-competition provisions and termination or non-renewal of a franchise. Some states require that certain franchise offering materials be registered before franchises can be offered or sold in that state. The failure to obtain or retain food licenses or approvals to sell franchises could adversely affect the Company's and its franchisees', if any, results of operations. The future enactment, adoption or amendment of laws or regulations, such as establishing basic franchisee rights, increasing the minimum wage or other costs associated with employees, could adversely affect the Company's results of operations. Federal and state franchise laws provide franchisees, either singly or as a group, the right to bring an action against the franchisor in regard to actions arising from the franchise agreement, the franchise operations and other matters.

        EFFECTIVENESS OF FRANCHISE ADVERTISING. The success of the Company will be substantially dependent on the effectiveness of the advertising programs and the overall success of franchises. The Company anticipates it will advertise in franchise and business opportunity publications and exhibits at franchise fairs worldwide. However, future success in attracting franchisees will be dependent not only on the Company's promotional program but also on the success of its franchisees' existing restaurants that cannot be guaranteed.

          COMPETITION. The competition in the fast food and pizza industry is intense. There are numerous well-established competitors, including national, regional and local chains, possessing substantially greater financial, marketing, personnel and other resources than the Company. The competition includes such well-known chains as McDonald's, Burger King, Wendy's, Domino's Pizza, Pizza Hut, Blimpies, and numerous others. The Company will also face competition in its dual-concept stores from such large well-known dual-concept stores as Kentucky Fried Chicken and Taco Bell.

          ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Certificate of Incorporation of South Beach Concepts, Inc. authorizes the issuance of a maximum of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by the Company's then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's common stock.

        POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK. The Company may, without further action or vote by shareholders of the Company, designate and issue shares of preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of the Company or the removal of management of the Company more difficult and discourage hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares.

        NO CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES. There is currently no established public trading market for the securities of the Company. No assurance can be given that an active trading market in the Company's securities will develop or, if developed, that it will be sustained.

        PENNY STOCK REGULATION. Upon commencement of trading in the Company's stock, if such occurs (of which there can be no assurance) the Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.
  Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

          COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000. Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 (the "Year 2000 problem"). Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. The Company's operations are dependent upon the timely delivery of supplies which deliveries may be delayed or canceled because of such Year 2000 problem computer failures.
  The Company does not know what steps, if any, have been taken by any of its suppliers. The Company's operations will be severally curtailed if one or more of its suppliers were to suffer Year 2000 problems. Furthermore, it is impossible to predict if the basic utilities serving the company and franchise stores will continue uninterrupted. A prolonged disruption in the service of any utility will prohibit the stores from operating.

  ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

  ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

  ITEM 5.     OTHER EVENTS

        Not applicable.

  ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        Not applicable.

  ITEM 7.     FINANCIAL STATEMENTS

        No financial statements are filed herewith.  The
  Registrant shall file financial statements by amendment hereto not later than 60 days after the date that this initial report on Form 8-K must be filed.

  ITEM 8.     CHANGE IN FISCAL YEAR

        Not applicable.

  EXHIBITS

  1.1 Agreement and Plan of Merger and amendment thereto between Westford Acquisition Corporation and South Beach Concepts, Inc.

                               SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SOUTH BEACH CONCEPTS, INC.


                                     By /s/  Thomas  Burnham
                                             Chief Executive  Officer
                                              Director

  Date: August 12, 1999